UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 23, 2017

IMAGEWARE SYSTEMS, INC.

(Exact name of Registrant as specified in its Charter)

Delaware	001-15757	33-0224167
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

10815 Rancho Bernardo Road, Suite 310, San Diego, California 92127
(Address of principal executive offices)

(858) 673-8600
(Registrant’s Telephone Number)

Not Applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On December 27, 2016, in connection with the consummation of the Series G Financing, as defined in the Current Report on Form 8-K of ImageWare Systems, Inc. (the “Company”) filed on December 30, 2016, the Company and Neal Goldman, a member of the Company’s Board of Directors (the “Holder”), agreed to enter into the fifth amendment (the “Line of Credit Amendment”) to the convertible promissory note previously issued by the Company to the Holder on March 27, 2013 (the “Goldman Line of Credit”), to provide the Company with the ability to borrow up to $5.5 million under the terms of the Goldman Line of Credit, bringing the total amount the Company may borrow under its existing lines of credit to $6.0 million. In addition, the Maturity Date, as defined in the Goldman Line of Credit, was amended to be December 31, 2017.  The Line of Credit Amendment was executed on January 23, 2017, and is filed as an exhibit to this Current Report on Form 8-K as Exhibit 10.1.

In addition, on January 23, 2017, the Company and Charles Crocker, also a member of the Board of Directors of the Company, amended the line of credit and promissory note, dated March 9, 2016 (the “Crocker LOC”), to extend the maturity date thereof to December 31, 2017.  No other amendments were made to the Crocker LOC.

The foregoing description of the Line of Credit Amendment does not purport to be complete, and is qualified in its entirety by reference to the full text of the Line of Credit Amendment attached hereto as Exhibit 10.1, which is incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01 above.

Item 9.01 Financial Statements and Exhibits.

See Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMAGEWARE SYSTEMS, INC.

Date: January 25, 2017	By:	/s/ Wayne Wetherell
Wayne Wetherell
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Fifth Amendment to Convertible Promissory Note, dated January 23, 2017.